As filed with the Securities and Exchange Commission on December 9, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEAVE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-3302902
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
1331 W Powell Way
Lehi, Utah 84043
(Address of Principal Executive Offices) (Zip Code)

Weave Communications, Inc. 2015 Equity Incentive Plan
(Full Title of the Plan)

Roy Banks
Chief Executive Officer
Weave Communications, Inc.
1331 W Powell Way
Lehi, Utah 84043
(Name and Address of Agent for Service)
(888) 579-5668
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott M. Iyama, Esq. William L. Hughes, Esq. Niki Fang, Esq. Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 Tel: (415) 773-5700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share(3)	2,256,377	$14.65	$33,055,923.05	$3,064.29
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock (the “Common Stock”) that become issuable under the stock option awards set forth herein by reason of any stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or other similar transaction, which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock, as applicable.
(2)Estimated pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on December 8, 2021, which date is within five business days prior to filing this Registration Statement, as reported on the New York Stock Exchange.
(3)Consists of shares of common stock issued pursuant to the exercise of stock options granted under the Registrant’s 2015 Equity Incentive Plan (the “Plan”).

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of common stock (the “Shares”) of Weave Communications, Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “restricted securities” within the meaning of the Securities Act, by certain current and former employees of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. The Shares are subject to lock-up agreements the Selling Stockholders have entered into with Goldman Sachs & Co. LLC, BofA Securities, Inc., and Citigroup Global Markets, as representatives of the underwriters for the Registrant's initial public offering, and may only be reoffered and resold pursuant to the terms of such lock-up agreements.

REOFFER PROSPECTUS
Weave Communications, Inc.
2,256,377 Shares of Common Stock
This prospectus relates to 2,256,377 shares of common stock, par value $0.00001 per share (the “Shares”), of Weave Communications, Inc., which may be offered from time to time by certain of our stockholders that are current and former employees of Weave Communications, Inc. (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to our employee benefit plans.
The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “WEAV”. On December 8, 2021, the last reported sale price of our common stock was $15.11 per share.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.
We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.
If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 9, 2021.

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations, and prospects may have changed since that date.
The Weave design logo, “Weave,” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Weave Inc. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.
Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Weave” refer to Weave Communications, Inc. and its subsidiaries.

THE COMPANY
Overview
We are for small business. Our mission is to enable small businesses everywhere to unify, modernize and personalize every customer interaction.
We are a leading all-in-one customer communications and engagement software platform for small and medium-sized businesses. We are creating a world where small and medium-sized business (“SMB”) entrepreneurs can utilize state-of-the-art technology to transform how they attract, communicate and engage customers, grow their business and realize their dreams. Our platform enables entrepreneurs to maximize the value of their customer interactions and minimize the time and effort spent on manual or mundane tasks. In a similar way to how the smartphone has transformed the manner in which we live our daily lives, our platform changes the way SMBs manage their businesses. We are the “smartphone for small business”.
We have democratized powerful communications and engagement capabilities previously only available to enterprises, made them intuitive and easy to use and put them in one place – always within reach of the SMB. Our cloud-based software platform streamlines the day-to-day operations of running a small business. We offer an all-in-one platform spanning all forms of communications and customer engagement ranging from answering phones, to scheduling appointments, to sending text reminders, to requesting client reviews, to collecting payments, to sending email marketing campaigns. We bring small businesses and the people they serve closer together by unifying, modernizing and personalizing all customer interactions. Our platform helps improve communications, attract more customers, keep customers engaged and increase overall retention.
Corporate Information
We were organized in Delaware in September 2008 as Recall Solutions, LLC. We converted into a Delaware corporation in October 2015 under the name Weave Communications, Inc. Our principal executive offices are located at 1331 W Powell Way, Lehi, Utah 84043 and our telephone number is (888) 579-5668. Our website address is https://www.getweave.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.
We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, and therefore we are subject to reduced public company reporting requirements.

RISK FACTORS
An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q (File No. 001-40998), filed with the SEC on December 9, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition, and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, contain forward-looking statements. All statements contained in this prospectus, or the documents incorporated by reference herein, other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:
•our expectations regarding our results of operations, including gross margin, financial condition and cash flows;
•our expectations regarding the development and expansion of our business;
•anticipated trends, challenges and opportunities in our business and in the markets in which we operate;
•the impact of the COVID-19 pandemic;
•our ability to expand our customer base and expand sales to existing customers;
•our ability to expand into new vertical markets and additional countries;
•the impact of competition in our industry and innovation by our competitors;
•our ability to anticipate and address the evolution of technology and the technological needs of our customers, to roll out upgrades to our existing platform and to develop new and enhanced products to meet the needs of our customers;
•the impact of our corporate culture and our ability to retain and hire necessary employees and staff our operations appropriately;
•our ability to remediate the material weaknesses in our internal control over financial reporting;
•our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally; and
•our ability to maintain, protect and enhance our intellectual property.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.
You should read this prospectus, and the documents incorporated by reference herein, with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of November 30, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock, par value $0.00001 per share (the “Common Stock”), subject to options held by the person that are currently vested and exercisable or would become vested and exercisable within 60 days of November 30, 2021. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
We have based percentage ownership of our common stock before this offering on 59,136,013 shares of our common stock outstanding as of November 30, 2021.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Weave Communications, Inc., 1331 W Powell Way, Lehi, Utah 84043.

	Shares beneficially owned prior to this offering		Shares being offered	Shares beneficially owned after this offering(1)
	Shares	Percentage		Shares	Percentage
Selling Stockholder:
Named Selling Stockholders(2)	2,798,805	4.7%	2,798,805	0	*
Other Selling Stockholders(3)	58,844	*	58,844	0	*
__________________
*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering. The Selling Stockholders may sell any, all, or none of the Shares, including due to limitations under lock-up agreements they have entered into with the underwriters for our initial public offering, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder.
(2)Includes the following 100 named non-affiliate current and former employees: Adam Smith, Anthony Toscano, Angela Balfour, Aubrey Fairchild, Benjamin Ard, Brandon Rodman, Benjamin Hale, Brent Redd, Bronson Larsen, Brett Peterson, Brooke Griffiths, Caleb Manscill, Carlos Kemeny, Cassandra Freeman, Chad Cossairt, Cody Wells, Colton Shields, Dane Christensen, Daryn Stanley, Eric Markus, Eric Urry, Garrett Galley, Gregory Larsen, Haley Stanley, Heath Eldeen, Hunter Woods, Islam Zughayer, Jacob Larsen, Jacob Young, Jake Goeckeritz, James Lewis, James Ludlow, Jason Newman, Jesse Ward, Joel Meriwether, John Curtius, John Wudel, Jolynn Marcum, Jordan Thompson, Joseph Rees, Joshua Brannan, Joshua Lawson, Joshua Squire, Justin Antinarella, Kara Campbell, Kaz Kano, Kimball Payne, Kurt Michelson, Kyle Kartchner, Kyle Lemperle, Marcelo Gigliani, Matthew Howerton, Matthew Jackson, Megan Prince, Megan Wiseman, Melissa John, Michael Buckner, Michael Jenson, Michael White, Michelle Brockbank, Nicholas Jenkins, Nicole Frisbee, Quintin Smith, Robison Rogers, Romney Curtis, Ryan Ball, Ryker Watts, Scott Johnson, Selma Hemingway, Shayni Robinson, Spencer Pingel, Tanner McAllister, Tanner Wright, Taylor Monney, Taylor Rudy, Timothy Hansen, Todd Margetts, Todd Snyder, Torrey Henich, Troy Hinds, Troy Shields, Zachary Toolson, Kenneth Melkus, LaToya O’Connor-Smith, Kent Gigger, Jordan Burke, Tamra Gray, Joshua Squire, Nancy Haight, Jennifer Prestgard, Kyle Prestgard, Noel White, Eric Hansen, McKenzie Godwin, Susan Stewart, Jesse Harding, Kortney Osborne, Trevor Iverson, Dane Villamil and Taylor Greening.
(3)Includes 128 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares. Each of these persons beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.
EXPERTS
The financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated in this Registration Statement by reference to Weave Communications Inc.’s Registration Statement on Form S-1, as amended (File No. 333-260321) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•The Registrant’s prospectus dated November 10, 2021, filed pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-260321), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
•The Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 9, 2021 (File No. 001-40998);
•The Registrant’s Current Report on Form 8-K filed with the SEC on November 18, 2021 (File No. 001-40998); and
•The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 001-40998) filed with the SEC on November 2, 2021 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at getweave.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Weave Communications, Inc., Attention: Chief Legal Officer and Corporate Secretary, 1331 W Powell Way, Lehi, Utah 84043, (888) 579-5668.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1    Plan Information.*
Item 2    Registration Information and Employee Plan Annual Information.*
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
(a)The Registrant’s prospectus dated November 10, 2021, filed pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-260321), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)The Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 9, 2021 (File No. 001-40998);
(c)The Registrant’s Current Report on Form 8-K filed with the SEC on November 18, 2021 (File No. 001-40998); and
(d)The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 001-40998) filed with the SEC on November 2, 2021 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
All documents, reports and definitive proxy or information statements filed by the Registrant on or after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.     Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
None.
Item 6.     Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated certificate of incorporation and amended and restated by-laws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The Registrant’s Certificate of Incorporation and Restated Bylaws provide that the Registrant will indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant.
The Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the Registrant to indemnify these individuals against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with the Registrant’s future directors and executive officers.
The Registrant has also entered into an underwriting agreement providing that the underwriters are obligated, under certain circumstances, to indemnify the Registrant’s directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.
Item 7.     Exemption from Registration Claimed.
The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.
Item 8.     Exhibits.
The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit
3.1
Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 18, 2021)

3.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 18, 2021)
4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on November 4, 2021)
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP*
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm*
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in the signature page to this Registration Statement)*
99.1
Weave Communications, Inc. 2015 Equity Incentive Plan and related forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-1, filed with the SEC on October 18, 2021)

__________________
* Filed herewith.

Item 9.     Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, Utah, on December 9, 2021.

WEAVE COMMUNICATIONS, INC.

By:	/s/ Roy Banks
Name: Roy Banks
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Roy Banks, Alan Taylor and Wendy Harper, and each of them, such individual’s true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in such individual’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such individual might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof. This Power of Attorney may be signed in one or more counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Roy Banks	Chief Executive Officer and Director (principal executive officer)	December 9, 2021
Roy Banks

/s/ Alan Taylor	Chief Financial Officer (principal financial and accounting officer)	December 9, 2021
Alan Taylor

/s/ David Silverman	Director	December 9, 2021
David Silverman

/s/ Tyler Newton	Director	December 9, 2021
Tyler Newton

/s/ Blake G Modersitzki	Director	December 9, 2021
Blake G Modersitzki

/s/ Brett White	Director	December 9, 2021
Brett White

/s/ Stuart C. Harvey Jr.	Director and Chairperson of the Board of Directors	December 9, 2021
Stuart C. Harvey Jr.

/s/ Debora Tomlin	Director	December 9, 2021
Debora Tomlin
II-5